Exhibit 5.1

May 19, 2017

Independence Realty Trust, Inc.

Liberty Place

50 S. 16th Street, Suite 3575

Philadelphia, PA 19102

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as special Maryland counsel to Independence Realty Trust, Inc., a Maryland corporation (the “Corporation”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of the sale and issuance of an indeterminate number or amount, as the case may be, of: (a) common stock of the Corporation, $0.01 par value per share (“Common Stock”); (b) preferred stock of the Corporation, $0.01 par value per share, of (“Preferred Stock”); (c) senior debt or subordinated debt securities of the Corporation (“Debt Securities”); (d) warrants to purchase debt or equity securities of the Corporation (the “Warrants”); (e) stockholder rights to purchase Common Stock or other securities of the Corporation (“Stockholder Rights”); (f) units consisting of Common Stock, Preferred Stock, Warrants, Stockholder Rights, Debt Securities, or any combination of those securities (“Units”); (g) guarantees of debt securities of Independence Realty Operating Partnership, L.P., an operating partnership in which the Corporation is the sole general partner and owns, directly or indirectly, a 96% interest in capital and profits (the “Guarantees”, that together with Common Stock, Preferred Stock, Warrants, Stockholder Rights, Debt Securities and Units are collectively, the “Offered Securities”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate public offering price not to exceed $1,000,000,000, and which are covered by the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission (the “Commission”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

Independence Realty Trust, Inc.

May 19, 2017

For purposes of rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein (the “Prospectus”) in the form in which it was transmitted to the Commission under the Act;

2. The Articles of Incorporation, as amended, corrected and supplemented, of the Corporation (the “Charter”), certified as of September 30, 2016, by the State Department of Assessments and Taxation of Maryland (“SDAT”);

3. The Bylaws of the Corporation, certified as of the date hereof by the Secretary of the Corporation (the “Bylaws”);

4. Resolutions adopted by the Board of Directors of the Corporation (the “Board”) relating to, among other things, the registration, sale and issuance of the Offered Securities, certified as of the date hereof by the Secretary of the Corporation (the “Resolutions”);

5. A certificate of SDAT as to the good standing of the Corporation, dated May 19, 2017; and

6. A Certificate of Secretary executed by Jessica K. Norman, Secretary of the Corporation, dated as of the date hereof attesting to, among other matters: (a) the absence of any amendment to the Charter, or of any proceedings therefor, since the date of the certification referred in Item 2 above; (b) the Bylaws; and (c) the Resolutions (the “Certificate”).

In such examination, and prior to our expressing any opinions, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all Documents submitted to us as originals, (iv) the conformity to original documents of all Documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents (v) there has been no oral or written modification or amendment to the Documents, and (vi) that all records and other information made available to us by the Corporation on which we have relied are complete in all material respects. As to all questions of fact material to these opinions, we have relied solely upon the Certificate or comparable documents, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

For purposes of rendering our opinions herein, we have further assumed the following with respect to the Offered Securities:

(a) The Offered Securities will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Shares (as defined in the Charter).

Independence Realty Trust, Inc.

May 19, 2017

(b) Prior to the issuance of Common Stock or Preferred Stock under the Registration Statement, the Board, or an authorized committee thereof, will adopt resolutions satisfying the requirements of Section 2-203 of the Maryland General Corporation Law.

(c) Prior to the issuance of Common Stock or Preferred Stock under the Registration Statement, the Corporation will have available for issuance, under the Charter, the requisite number of authorized but unissued Common Stock or Preferred Stock, as the case may be.

(d) Any Debt Securities issued under the Registration Statement will be issued under a valid and legally binding indenture (each, an “Indenture”) that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and Applicable Laws (as herein defined).

(e) Any Warrants issued under the Registration Statement will be issued under a valid and legally binding warrant agreement (each, a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and Applicable Laws.

(f) Any Stockholder Rights issued under the Registration Statement will be issued under a valid and legally binding stockholder rights agreement (each, a “Stockholder Rights Agreement”) that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and Applicable Laws.

(g) Any Units issued under the Registration Statement will be issued under a valid and legally binding unit agreement (each, a “Unit Agreement”) that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and Applicable Laws.

(h) Any Guarantees issued under the Registration Statement will be issued under a valid and legally binding guarantee agreement (each, a “Guarantee Agreement”) that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and Applicable Laws.

(i) Appropriate certificates representing Common Stock or Preferred Stock, as the case may be, will be executed and delivered upon the sale and issuance of any Common Stock or Preferred Stock, and will comply with the Charter, the Bylaws and Applicable Laws.

(j) The underwriting, subscription or purchase agreements for the Offered Securities will be valid and legally binding contracts that conform to the descriptions thereof set forth in the Prospectus or the applicable prospectus supplement.

Independence Realty Trust, Inc.

May 19, 2017

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Corporation is a corporation validly existing and in good standing under the laws of the State of Maryland, that has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

2. With respect to Common Stock, when (a) Common Stock has been duly authorized by the Board, (b) the Registration Statement has become effective under the Act, (c) the terms of the sale and issuance of Common Stock has been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Corporation, and (d) Common Stock has been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Corporation, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to Preferred Stock, when (a) Preferred Stock has been duly authorized by the Board, (b) the Registration Statement has become effective under the Act, (c) appropriate articles supplementary to the Charter relating to the class or series of Preferred Stock to be sold under the Registration Statement (in each such case, “Articles Supplementary”) have been duly approved by the Board and Articles Supplementary have been filed with and accepted for record by the SDAT, (d) the terms of the sale and issuance of such class or series of Preferred Stock have been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Corporation, and (e) Preferred Stock of such class or series have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Corporation, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

4. With respect to Warrants, when (a) Warrants and the securities of the Corporation into which the Warrants are exercisable have been duly authorized by the Board, (b) the Registration Statement has become effective under the Act , (c) a Warrant Agreement relating to Warrants has been duly authorized, executed and delivered by the Corporation, (d) the terms of Warrants and of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Warrant Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Corporation, and (e) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Corporation, such Warrants will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Independence Realty Trust, Inc.

May 19, 2017

5. With respect to Debt Securities, when (a) Debt Securities have been duly authorized by the Board, (b) the Registration Statement becomes effective under the Act, (c) the Indenture relating to Debt Securities has been duly authorized, executed and delivered by the Corporation, (d) the terms of Debt Securities and of their issuance have been duly established in conformity with the Charter, the Bylaws and the Indenture, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Corporation, and (e) Debt Securities have been duly executed and countersigned in accordance with the Indenture and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Corporation, such Debt Securities will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6. With respect to Stockholder Rights, when (a) Stockholder Rights and the securities of the Corporation into which Stockholder Rights are exercisable have been duly authorized by the Board, (b) the Registration Statement has become effective under the Act, (c) a Stockholder Rights Agreement relating to Stockholder Rights has been duly authorized, executed and delivered by the Corporation, (d) the terms of Stockholder Rights and of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Stockholder Rights Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Corporation, and (e) Stockholder Rights have been duly executed and countersigned in accordance with the Stockholder Rights Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Corporation, such Stockholder Rights will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7. With respect to Units, when (a) Units and the securities of the Corporation into which the Units are exercisable have been duly authorized by the Board, (b) the Registration Statement has become effective under the Act, (c) a Unit Agreement relating to Units has been duly authorized, executed and delivered by the Corporation, (d) the terms of Units and of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Unit Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Corporation, and (e) Units have been duly executed and countersigned in accordance with the Unit Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Corporation, such Units will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Independence Realty Trust, Inc.

May 19, 2017

8. With respect to Guarantees, when (a) Guarantees have been duly authorized by the Board, (b) the Registration Statement has become effective under the Act , (c) a Guarantee Agreement relating to Guarantees has been duly authorized, executed and delivered by the Corporation, (d) the terms of Guarantees and of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Guarantee Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Corporation, and (e) the Guarantees have been duly executed and countersigned in accordance with the Guarantee Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Corporation, such Guarantees will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The opinions expressed herein are limited to the substantive laws of the State of Maryland, which, in our experience, without having made any special investigation as to the applicability of any specific law, rules or regulation, are normally applicable to transactions of the type contemplated hereby (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws, rules or regulations of (i) the United States of America or (ii) the securities (or as they are known to the vernacular “blue sky”) laws of the State of Maryland, whether in any such case applicable directly or through the Applicable Laws. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Duane Morris LLP